EXHIBIT 99.1

Edge Petroleum Announces Second Quarter 2008 Financial Results

HOUSTON, Aug. 11, 2008 (PRIME NEWSWIRE) -- Edge Petroleum Corporation (Nasdaq:EPEX) (Nasdaq:EPEXP) today reported financial results for the second quarter of 2008. Production for the second quarter of 2008 was 4.3 Bcfe. Highlights included:

 * Second quarter 2008 oil and natural gas sales (excluding the impact of derivative activity) were $49.1 million as compared to
   $47.4 million for the same period in 2007 and $47.0 million for the first quarter of 2008.
 * Our average realized price received per Mcfe (excluding
   derivative activity) for the second quarter 2008 was $11.52 compared to $7.44 a year ago.
 * On July 15, 2008, we announced that we entered into a definitive merger agreement with Chaparral Energy, Inc. ("Chaparral"), a privately held company, that provides for Chaparral to acquire us in an all-stock transaction. Through the merger, Chaparral will become a publicly traded company. The boards of directors of both companies have unanimously approved the merger agreement. While
   Chaparral's stockholders have already voted in favor of the merger, the transaction remains subject to approval of our stockholders and certain regulatory agencies, as well as other customary closing conditions.
 * Edge has logged 15 wells so far in 2008 with an apparent 100%
   success rate.

John W. Elias, Chairman, President & Chief Executive Officer, commented on the recently announced merger agreement and quarterly results, noting, "We continue to work with Chaparral on the proxy statement/prospectus required to be filed with the Securities and Exchange Commission in connection with our announced merger agreement and expect to file the document in mid-August."

Regarding the quarterly results, Mr. Elias added, "During the second quarter of 2008, we generated cash flow that allowed us to not only maintain our capital program at forecasted levels but also to reduce our outstanding debt balance by $10 million. We currently anticipate drilling 27 to 29 wells for the year with estimated capital expenditures of approximately $66 million. We expect to produce between 17.2 to 18.0 Bcfe for the year. Cash settlements on our derivative contracts significantly affected our second quarter results but have subsequently declined with the recent drop in commodity prices. July natural gas settlements totaled $4.9 million; however, our August natural gas settlements were 95% lower, totaling only $0.2 million. We anticipate our August oil settlement will also be lower when that contract is settled at the end of the month."

Second quarter 2008 results were impacted by our mark-to-market derivative contracts. A non-cash net pre-tax unrealized derivative loss of $41.9 million is included in total revenue for the three months ended June 30, 2008. In the same period of 2007, we reported a non-cash net pre-tax unrealized derivative gain of $6.3 million. Realized cash settlement losses of $14.6 million, included in total revenue, were recorded for the three months ended June 30, 2008 as compared to realized cash settlement gains of $0.2 million in the same 2007 period.

Reported total revenue for the second quarter of 2008 was ($7.5) million as a result of the derivative losses, which were partially offset by higher average realized prices for physical production. This compares to total revenue of $53.9 million for the same period in 2007. Oil and natural gas sales (excluding derivative activity) for the three months ended June 30, 2008 were 4% higher at $49.1 million as compared to $47.4 million in the second quarter of 2007.

Second quarter of 2008 production was 4.3 Bcfe as compared to 6.4 Bcfe for the same period in 2007, a decrease of 33%. Average production was 46.8 MMcfe per day as compared to 70.0 MMcfe per day for the comparable period in 2007. Properties divested in the recent asset sales were producing at an average daily rate of approximately 2 MMcfe during the first quarter. Normal production declines and decreased re-investment in replacing production as compared to historical levels also contributed to the overall decline in production volumes.

Oil and natural gas operating expenses for the three months ended June 30, 2008 totaled $3.9 million, compared to $4.0 million for the same period in 2007. Depletion costs for the second quarter of 2008 totaled $21.2 million and averaged $4.99 per Mcfe compared to $20.9 million and an average of $3.27 per Mcfe for the second quarter of 2007. General and administrative (G&A) expenses, which include non-cash compensation costs, for the second quarter of 2008, were $5.2 million, comparable to the prior year period. On a production equivalent basis, G&A expenses, excluding non-cash compensation costs and bad debt expense, for the three months ended June 30, 2008 averaged $1.06 per Mcfe, an increase of 58% compared to $0.67 per Mcfe in the same period of 2007, which is the result of production declines as discussed above.

Below is a recap of net income (loss) available to common stockholders and pro forma net income (loss) available to common stockholders, which excludes the impact of unrealized derivative activity:

                             Three Months Ended     Six Months Ended
                                   June 30,              June 30,
                             -------------------   -------------------
                               2008       2007       2008       2007
                             --------   --------   --------   --------
                                          (in thousands)
 Net income (loss) available
  to common stockholders     $(29,890)  $  8,554   $(48,135)  $  1,405
   Add:
 Unrealized derivative
  (gain) loss                  41,949     (6,281)    67,309     11,462
 Tax impact                   (14,682)     2,198    (23,558)    (4,011)
                             --------   --------   --------   --------
  Net adjustments              27,267     (4,083)    43,751      7,451
                             --------   --------   --------   --------

 Pro forma net income (loss)
  available to common
  stockholders (1)           $ (2,623)  $  4,471   $ (4,384)  $  8,856
                             ========   ========   ========   ========

 (1) This information is provided because management believes exclusion of the impact of the Company's unrealized derivatives not accounted for as cash flow hedges (tax adjusted) will help investors compare results between periods and identify
     operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility has  on our results.

Second quarter 2008 net loss to common stockholders was $29.9 million or $1.04 basic and diluted loss per share, as compared to a net income available to common stockholders of $8.6 million, or $0.30 basic and $0.28 diluted earnings per share in the same period a year ago. Excluding unrealized derivative losses, pro forma net loss to common stockholders for the three months ended June 30, 2008 was $2.6 million, or $0.09 basic and diluted loss per share, compared to pro forma net income available to common stockholders of $4.5 million, or $0.16 basic and diluted earnings per share for the same period in 2007.

First half of 2008 net loss to common stockholders was $48.1 million or $1.68 basic and diluted loss per share, as compared to a net income available to common stockholders of $1.4 million, or basic and diluted earnings per share of $0.05 in the same period a year ago. Excluding unrealized derivative losses, pro forma net loss to common stockholders for the six months ended June 30, 2008 was $4.4 million, or basic and diluted loss per share of $0.15, compared to pro forma net income available to common stockholders of $8.9 million, or $0.33 basic and diluted earnings per share for the same period in 2007.

Net cash flow provided by operating activities for the second quarter of 2008 was $32.1 million as compared to $50.5 million for the same 2007 period. Net cash flow provided by operating activities before working capital changes for the second quarter of 2008 was $20.9 million compared to $33.1 million for the same period in 2007. Net cash flow provided by operating activities for the first half of 2008 was $53.4 million as compared to $65.4 million for the same 2007 period. Net cash flow provided by operating activities before working capital changes for the first half of 2008 was $49.3 million compared to $61.7 million for the same period in 2007. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Debt at June 30, 2008 was $240.0 million as compared to $230.0 million at June 30, 2007 and $260.0 million at December 31, 2007. The debt-to-capital ratio at June 30, 2008 was 38.2%. In the normal course of business we enter into derivative contracts, including commodity price collars, swaps and floors, to seek to hedge or mitigate our exposure to commodity price movements. We have not entered into any new derivative contracts since year-end 2007. Our outstanding derivative contracts for 2008 and 2009 are shown in the table below.

                      2008 & 2009 DERIVATIVES
 -------------------------------------------------------------------
                    Volumes       Price     Price
   Transaction      per Day       Floor      Cap           Term
 ---------------  ------------  --------  ---------  ---------------
 Costless Collar  10,000 MMBtu  $   7.50  $   9.00    Jan-08  Dec-08
 Costless Collar  10,000 MMBtu  $   7.50  $   9.02    Jan-08  Dec-08
 Costless Collar  20,000 MMBtu  $   7.50  $   9.00    Jan-08  Dec-08
 Costless Collar  10,000 MMBtu  $   7.75  $  10.00    Jan-09  Dec-09
 Costless Collar  10,000 MMBtu  $   7.75  $  10.08    Jan-09  Dec-09
 Costless Swap     1,500 Bbl    $  66.00  $  66.00    Jan-08  Dec-08
 Costless Collar     300 Bbl    $  70.00  $  93.55    Jan-09  Dec-09

 All natural gas prices are settled monthly at NYMEX Natural Gas and crude oil prices are settled at West Texas Intermediate Light Sweet
 Crude Oil.

Edge will host a conference call and webcast on Tuesday, August 12, 2008 at 10:00 a.m. CDT, to discuss operations and financial results. Interested parties may participate by calling Toll Free: 877-419-6598, or Toll: 719-325-4912, using conference ID 4779591, or logging onto the web at http://investor.shareholder.com/media/eventdetail.cfm?mediaid=32786&c=EPEX&mediakey=4F87B36B5ECC25DBC97D9F249BD0A4B2&e=0.

Additional Information and Where to Find It

In connection with the proposed merger with Chaparral, Edge and Chaparral intend to file materials relating to the transaction with the Securities and Exchange Commission ("SEC"), including the registration statement of Chaparral and proxy statement of Edge. INVESTORS AND SECURITY HOLDERS OF EDGE ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EDGE, CHAPARRAL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Edge and Chaparral, without charge, at the SEC's web site at www.sec.gov. Investors and security holders may also obtain information with respect to Edge through its web site at www.edgepet.com. Copies of Edge's SEC filings may also be obtained for free by directing a request to Investor Relations, Edge Petroleum Corporation, (713) 654-8960. Copies of Chaparral's SEC filings may also be obtained for free by directing a request to Investor Relations, Chaparral Energy, Inc., (405) 478-8770.

Participants in Solicitation

Edge and Chaparral and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Edge's common stockholders in respect of the merger. Information about these persons can be found in Edge's Form 10-K/A as filed with the SEC on April 29, 2008 and Form 8-K filed with the SEC on July 15. 2008 and Chaparral's Form 10-K as filed with the SEC on March 31, 2007. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.

Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States. Edge common stock and preferred stock are listed on the NASDAQ Global Select Market under the symbols "EPEX" and "EPEXP," respectively.

The Edge Petroleum Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3537

Statements regarding the merger (including the benefits, results, effects and timing thereof), whether and when the transactions contemplated by the merger agreement will be consummated, stockholder and regulatory approvals, free cash flow, debt levels, capital programs, hedging levels, anticipated production, prices, including future oil and gas prices, price risk management and other statements that are not historical facts, contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include failure to receive the approval of Edge's stockholders and regulatory agencies, the failure to satisfy the conditions to the closing of the merger, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, increased costs and delays attributable to oilfield services and equipment, government regulation, effects and risks of acquisitions, the ability of the Company to meet its stated business goals, effects and results of the proposed merger with Chaparral, actions by third parties, market conditions, future financial and other results, and other factors detailed in Risk Factors and other sections of the Company's most recent Form 10-K and other filings with the SEC.

 EDGE PETROLEUM CORPORATION
 CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
 ---------------------------------------------------------------------

                             Three Months Ended     Six Months Ended
                                   June 30,              June 30,
                             -------------------   -------------------
                               2008       2007       2008       2007
                             -----------------------------------------
 OIL AND NATURAL GAS REVENUE:    (in thousands, except per share
                                       amounts and prices)

  Oil and natural gas sales  $ 49,060   $ 47,386   $ 96,076   $ 86,600
  Gain (loss) on derivatives  (56,598)     6,516    (85,957)    (9,815)
                             --------   --------   --------   --------
   Total revenue               (7,538)    53,902     10,119     76,785
                             --------   --------   --------   --------
 OPERATING EXPENSES:
  Oil and natural gas
   operating expenses           3,941      4,048      8,413      7,428
  Severance and ad
   valorem taxes                3,297      3,885      5,482      6,196
  Depletion, depreciation,
   amortization and accretion  21,522     21,064     48,893     39,606
  General and
   administrative expense       5,152      5,535      9,212      9,930
                             --------   --------   --------   --------
   Total operating expenses    33,912     34,532     72,000     63,160
                             --------   --------   --------   --------
 OPERATING INCOME (LOSS)      (41,450)    19,370     (61,88)    13,625

 OTHER INCOME AND EXPENSE:
  Interest income                  32        122         92        179
  Interest expense, net of
   amounts capitalized         (2,284)    (2,928)    (6,508)    (5,690)
  Amortization of deferred
   loan costs                    (239)      (243)      (478)      (496)
  Gain on ARO settlement           --         --          9         --
                             --------   --------   --------   --------
 INCOME (LOSS) BEFORE
  INCOME TAXES                (43,941)    16,321    (68,766)     7,618

 INCOME TAX BENEFIT(EXPENSE)   16,118     (5,704)    24,764     (2,769)
                             --------   --------   --------   --------
 NET INCOME (LOSS)            (27,823)    10,617    (44,002)     4,849
 Preferred Stock Dividends     (2,067)    (2,063)    (4,133)    (3,444)
                             --------   --------   --------   --------
 NET INCOME (LOSS)
  AVAILABLE TO COMMON
  STOCKHOLDERS               $(29,890)  $  8,554   $(48,135)  $  1,405
                             ========   ========   ========   ========

 BASIC EARNINGS (LOSS)
  PER SHARE                  $  (1.04)  $   0.30   $  (1.68)  $   0.05
                             ========   ========   ========   ========

 DILUTED EARNINGS (LOSS)
  PER SHARE (1)              $  (1.04)  $   0.28   $  (1.68)  $   0.05
                             ========   ========   ========   ========

 BASIC WEIGHTED AVERAGE
  NUMBER OF COMMON SHARES
  OUTSTANDING                  28,652     28,470     28,609     26,679
                             ========   ========   ========   ========
 DILUTED WEIGHTED AVERAGE
  NUMBER OF COMMON SHARES
  OUTSTANDING (1)              28,652     37,509     28,609     27,015
                             ========   ========   ========   ========

 Production:
  Gas - MMcf                    3,042      4,793      6,815      9,258
  Natural gas liquids
   (NGL) - MBbls                  126        147        317        246
  Oil - MBbls                      77        115        162        226
   Gas Equivalent - MMcfe       4,260      6,370      9,689     12,091

 Realized Product Prices:
  Gas - $ per Mcf (2)        $  (1.54)  $   8.97   $  (0.17)  $   6.30
  NGL - $ per Bbl            $  53.08   $  37.07   $  51.54   $  32.69
  Oil - $ per Bbl (3)        $(124.75)  $  46.96   $ (31.28)  $  45.82
   Gas Equivalent - $ per
    Mcfe (4)                 $  (1.77)  $   8.46   $   1.04   $   6.35

 Notes:
 ---------------------------------------------------------------------
 (1) A net loss from continuing operations exists in 2008, and therefore, no potential common shares are included in the
     calculation of diluted per share amounts because the effect would be antidilutive.

 (2) The average realized price, excluding unrealized derivative gains and losses related to our natural gas derivative
     contracts, was $8.63 per Mcfe and $8.12 per Mcfe for the three-
     and six-month periods ended June 30, 2008, respectively. The average realized price, excluding unrealized derivative gains and losses related to our natural gas derivative contracts, was
     $7.26 per Mcfe and $7.09 per Mcfe for the three- and six-month periods ended June 30, 2007, respectively.

 (3) The average realized price, excluding unrealized derivative gains and losses related to our oil derivative contracts, was
     $19.26 per barrel and $35.51 per barrel for the three- and six-
     month periods ended June 30, 2008.The average realized price, excluding unrealized derivative gains and losses related to our oil derivative contracts, was $63.58 per barrel and $64.33 per barrel for the three- and six-month periods ended June 30,
     2007.

 (4) The average realized price, excluding unrealized derivative losses related to our derivative contracts, was $8.08 per Mcfe and $7.99 per Mcfe for the three- and six-month periods ended
     June 30, 2008. The average realized price, excluding unrealized derivative gains and losses related to our derivative
     contracts, was $7.48 per Mcfe and $7.30 per Mcfe for the three-
     and six-month periods ended June 30, 2007.

 EDGE PETROLEUM CORPORATION
 Non-GAAP Disclosure Reconciliation
 ---------------------------------------------------------------------

                              Three Months Ended     Six Months Ended
                                   June 30,              June 30,
                             -------------------   -------------------
                               2008       2007       2008       2007
                             -----------------------------------------
                                             (in thousands)
 Net cash flow provided
  by operating activities    $ 32,090   $ 50,533   $ 53,440   $ 65,440
 Changes in working
  capital accounts            (11,215)   (17,438)    (4,103)    (3,725)
                             --------   --------   --------   --------
 Net cash flow provided by
  operations before working
  capital changes            $ 20,875   $ 33,095   $ 49,337   $ 61,715
                             ========   ========   ========   ========

 Note: Management believes that net cash flow provided by operating activities before working capital changes is relevant and
       useful information that is commonly used by analysts,
       investors and other interested parties in the oil and gas
       industry as a financial indicator of an oil and gas company's ability to generate cash used to internally fund exploration and development activities and to service debt.  Net cash
       flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be
       considered in isolation or as an alternative to net cash flow provided by operating activities.  In addition, since net
       cash flow provided by operating activities before working
       capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other
       companies.

CONTACT: Edge Petroleum Corporation
         John W. Elias, Chief Executive Officer
         (713) 654-8960